Exhibit 4.10(b)

FIRST AMENDMENT

TO CREDIT AGREEMENT

This FIRST AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”) is dated as of April 17, 2009 and is entered into by and among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), and the LENDERS party hereto, and is made with reference to that certain CREDIT AGREEMENT, dated as of June 13, 2007 (the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, the Lenders party hereto are willing to agree to such amendment relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.          AMENDMENTS TO THE CREDIT AGREEMENT

1.1          Amendments to Section 1.1.

A.   Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“AMC Loan Purchase” means any purchase of the Loans by the Borrower pursuant to Section 8.2(g) (Assignments and Participations).

“Cancellation” means any cancellation of the Loans pursuant to Section 8.2(g)(3) (Assignments and Participations) or Section 8.20 (Designated Loan Purchases and Contributions).

“Designated Lender” means any Subsidiary of the Borrower or any Affiliate (other than a natural person) of the Borrower.

“Designated Loan Purchase” means any purchase of the Loans by a Designated Lender pursuant to Section 8.2(g) (Assignments and Participations).

“First Amendment” means that certain First Amendment to this Agreement dated as of April 17, 2009 among the Borrower and the Lenders party thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the First Amendment.

“Minority Owned Entity” means any entity in which the Borrower owns, directly or indirectly, 10% or more of the equity interests of such entity.

“Subsidiary Lender” means any Designated Lender that is a Subsidiary or Unrestricted Subsidiary of the Borrower.

B.   The definition of the term “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the words “, the First Amendment” after the words “this Agreement” set forth therein.

C.   The definition of “Consolidated EBITDA” is hereby amended by adding the following at the end thereof:

“Consolidated EBITDA shall not include any gain from the cancellation of indebtedness relating to any AMC Loan Purchase or Designated Loan Purchase.”

D.   The definition of “Consolidated Net Income (Loss)” is hereby amended by adding the following at the end thereof:

“Consolidated Net Income (Loss) shall not include any gain from the cancellation of indebtedness relating to any AMC Loan Purchase or Designated Loan Purchase.”

E.   The definition of the term “Eligible Assignee” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Eligible Assignee” means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets whose Dollar Equivalent exceeds $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans, (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000, (e) the Borrower solely in connection with an AMC Loan Purchase or (f) a Designated Lender solely in connection with a Designated Loan Purchase; provided, however, that the Persons designated by the Borrower in writing to the Administrative Agent on or prior to the Closing Date shall not be deemed an “Eligible Assignee.

1.2          Amendments to Article VIII

A. Section 8.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)         Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Loans); provided, however, that (i) if any such assignment shall be of the assigning Lender’s Loans and Commitments, such assignment shall cover the same percentage of such Lender’s Loans and Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assignor’s entire interest) be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of a Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, (A) a Lender or an Affiliate or Approved Fund of a Lender or (B) the Borrower or a Designated Lender in connection with an AMC Loan Purchase or Designated Loan Purchase, as applicable, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower; provided, further, that, notwithstanding any other provision of this Section 8.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default under Section 6.1(a), (b), (h), (i) or (j) shall have occurred and be continuing.”

B. Section 8.2 of the Credit Agreement is hereby amended by adding the following as a new paragraph (g) at the end thereof:

“(g)   The Borrower or any Designated Lender may purchase an assignment of outstanding Loans during the period commencing on the First Amendment Effective Date and ending on the Business Day immediately preceding the Maturity Date on the following basis:

(1)  any such purchase of Loans shall be consummated as an assignment otherwise in accordance with the provisions of this Section 8.2 pursuant to an Assignment and Acceptance;

(2)  any such purchase of Loans may be made by the Borrower or the applicable Designated Lender from time to time from one or more Lenders of the Borrower’s or such Designated Lender’s choosing and need not be made from all Lenders; provided, however, that the Affiliates of the Borrower may only make a purchase of Loans if the aggregate principal amount of Loans held by the Affiliates of the Borrower immediately after such purchase does not exceed thirty-three percent (33%) of the principal amount of all Loans then outstanding;

(3)  following any such purchase of Loans by the Borrower, (A) no interest shall accrue from and after the effective date of the related Assignment and Acceptance on any such Loans purchased by the Borrower, (B) at no time will the Borrower be deemed to be a Lender hereunder and (C) such purchased Loans shall be deemed permanently cancelled for all purposes and no longer outstanding (and may not be transferred or resold by the Borrower), for all purposes of this Agreement and all of the other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including for purposes of (i) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (ii) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document, (iii) the providing of any rights to the Borrower as a Lender under this Agreement or any other Loan Document or (iv) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document; and

(4)  Upon the commencement of any insolvency proceeding with respect to the Borrower, all Loans held by the Borrower, any Subsidiary Lender or Minority Owned Entity shall be subordinated in right of payment to all Loans held by Persons who are not the Borrower, Subsidiary Lender or Minority Owned Entity. By accepting an assignment of Loans, the Borrower, any Subsidiary Lender or any Minority Owned Entity agrees to such subordination.”

C.   Section 8.7 of the Credit Agreement is hereby amended by adding the following new Section 8.7(d) thereof:

“The provisions of this Section 8.7 shall not apply to any payments received by any Lender in respect of any AMC Loan Purchase or any Designated Loan Purchase, including if such AMC Loan Purchase or Designated Loan Purchase shall result in a Cancellation.”

D.   Article VIII of the Credit Agreement is hereby amended by adding the following as a new Section 8.20 thereof:

“Section 8.20.  Designated Loan Purchases and Contributions. At any time after any Designated Loan Purchase, all or a portion of the Loans subject to such Designated Loan Purchase may, at the discretion of the applicable Designated Lender, be contributed by the applicable Designated Lender to the Borrower; provided, that in each case, (a) no interest shall accrue from and after the date of any such contribution on any such Loans so contributed to the Borrower, (b) at no time will the Borrower be deemed to be a Lender hereunder and (c) promptly following any such contribution, any Loans that are the subject of such contribution shall be deemed cancelled for all purposes and no longer outstanding (and may not be transferred or resold by the Borrower), for all purposes of this Agreement and all of the other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including for purposes of (i) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (ii) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document, (iii) the providing of any rights to the Borrower as a Lender under this Agreement or any other Loan Document or (iv) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. Concurrently with such cancellation, the Borrower shall provide written notice to the Administrative Agent of the aggregate principal face amount of Loans cancelled pursuant to the prior sentence and a copy of any documentation relating to the contribution of such Loans.”

E.   Article VIII of the Credit Agreement is hereby amended by adding the following as a new Section 8.21 thereof:

“Section 8.21.  Designated Lenders. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, with respect to any Loans at any time held by a Designated Lender, such Designated Lender shall have no right whatsoever, in its capacity as a Lender with respect to such Loans then held by such Designated Lender, whether or not the Borrower is subject to a bankruptcy or other insolvency proceeding, so long as such Lender is a Designated Lender, to (a) consent to any amendment, modification, waiver, consent or other such action with respect to, or otherwise vote on any matter related to, or vote in connection with any direction delivered to the Administrative Agent by the Requisite Lenders pursuant to, any of the terms of the Credit Agreement or any other Loan Document; provided that the Administrative Agent shall automatically deem any Loans held by such Designated Lender to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than any Designated Lenders) in connection with any such amendment, modification, waiver, consent, other action or direction (including all voting and consent rights arising out of any bankruptcy or other insolvency proceedings (except for voting on any plan of reorganization or refraining from voting on any plan of reorganization, in which case the Administrative Agent shall vote or refrain from voting such Loans of such Designated Lender in its sole discretion)); provided, further, that no such amendment, modification, waiver, consent, other action or direction referred to above shall deprive such Designated Lender of its Ratable Portion of any payments or other recoveries which the Lenders are entitled to share on a pro rata basis under the Loan Documents (except as provided in Section 8.2(g)(4) (Assignments and Participations)) or, in the case of any such Designated Lender that is not a Subsidiary Lender, shall disproportionately impact such Designated Lender (solely in its capacity as a Lender) in a materially adverse manner, (b) require the Administrative Agent or other Lender to undertake any action (or refrain from taking any action) with respect to the Credit Agreement or any other Loan Document (other than to require the Administrative Agent to distribute any payments received by it from the Borrower to which such Designated Lender is entitled pursuant to the terms of the Loan Documents), (c) attend any meeting (live or by any electronic means) in such Designated Lender’s capacity as a Lender with the Administrative Agent or other Lender or receive any information from the Administrative Agent or other Lender or (d) have access to the Approved Electronic Platform.”

1.3          Amendment to Exhibits.

A.   Exhibit A to the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“The terms of the First Amendment (the “First Amendment”), dated as of April 17, 2009, to the Credit Agreement (and of the Credit Agreement, as amended by the First Amendment), are acknowledged in all respects by the undersigned Assignor.”

SECTION II.         WAIVER

A.      The Borrower and its Subsidiaries shall conduct all AMC Loan Purchases and Designated Loan Purchases (collectively, the “Purchases”) on an arms’ length basis and the consideration paid for the Loans in any Purchase shall be individually negotiated and agreed with the counterparty in such Purchase (the “Counterparty”).

B.      Each Purchase shall be consummated pursuant to the procedure set forth in Section 8.2 of the Credit Agreement.

C.      Each Purchase shall constitute an assignment of Loans pursuant to Section 8.2 of the Credit Agreement.

D.      The Lenders party hereto hereby consent to the transactions described in this Section II notwithstanding anything to the contrary in the Credit Agreement and hereby waive the requirements of any provision of the Credit Agreement (including, without limitation, Sections 2.13 or 8.7) that might otherwise prohibit any Purchase, result in a Default or any Event of Default as a result of the Purchase or require the ratable sharing of proceeds received by any Lender from any Purchase.

E.      This Amendment and the waivers in this Section II shall neither (i) require the Borrower to undertake any Purchase nor (ii) limit or restrict the Borrower from making voluntary prepayments of the Loans in accordance with the provisions of the Credit Agreement as in effect prior to the First Amendment Effective Date (as defined below).

SECTION III.        CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.     Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by the Borrower and the Requisite Lenders.

B.     Fees. The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of (i) all reasonable fees, charges and disbursements of Weil, Gotshal & Manges LLP, incurred in connection with this Amendment and (ii) all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

The Administrative Agent will notify the Lenders of the occurrence of the First Amendment Effective Date by posting the execution version of this Amendment to intralinks on such date.

SECTION IV.       REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true and correct in all material respects:

A.      Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article IV of the Credit Agreement, as amended by this Amendment, are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

B.      Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION V.       CONSENT FEE

A.      Each Lender that executes this Amendment by 5:30 p.m. (EST) April 22, 2009 (the “Consent Deadline”) will be paid by the Borrower an amendment fee in an amount equal to 5 basis points on the outstanding principal amount of the Loans held by such consenting Lender on the First Amendment Effective Date (the “Amendment Fee”). The Borrower will pay the Amendment Fee to the consenting Lenders as promptly as practicable after the Consent Deadline.

SECTION VI.       MISCELLANEOUS

A.         Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)      On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

B.         Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.         Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMC ENTERTAINMENT HOLDINGS, INC., as the Borrower

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President & CFO

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

POPCORN INVESTORS TRUST

By: Wilmington Trust Company not in its individual capacity, but solely as owner trustee under the Trust Agreement dated September 18, 2007

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

NAME OF LENDER Carlyle Loan Investment, Ltd.

By:	/s/ Linda Pace
Name: Linda Pace
Title: Managing Director

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

NAME OF LENDER

Western National Life Insurance Company (formerly known as AIG Annuity Life Insurance Company)
American International Group, Inc.

By: AIG Global Investment Corp., Investment Adviser

By:	/s/ Bryan Petermann
Name: Bryan Petermann
Title: Managing Director

SunAmerica Income Funds - SunAmerica High Yield Bond Fund
SunAmerica Income Funds - SunAmerica Strategic Bond Fund
AIG Retirement Company II - High Yield Bond Fund (formerly known as VALIC Company II – High Yield Bond Fund)
AIG Retirement Company II - Strategic Bond Fund (formerly known as VALIC Company II – Strategic Bond Fund)

By: AIG Global Investment Corp., Investment Sub-adviser

By:	/s/ Bryan Petermann
Name: Bryan Petermann
Title: Managing Director

SunAmerica Series Trust - High Yield Bond Portfolio

By: AIG SunAmerica Asset Management Corp.,
Investment Adviser

By:	/s/ Bryan Petermann
Name: Bryan Petermann
Title: Portfolio Manager

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

RIVERSOURCE VARIABLE PORTFOLIO – HIGH YIELD BOND FUND, A SERIES OF RIVERSOURCE VARIABLE SERIES TRUST

By:	/s/ Timothy J. Masek
Name: Timothy J. Masek
Title: Assistant Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

RIVERSOURCE INCOME OPPORTUNITIES FUND. A SERIES OF RIVERSOURCE BOND SERIES, INC.

By:	/s/ Timothy J. Masek
Name: Timothy J. Masek
Title: Assistant Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

RIVERSOURCE VARIABLE PORTFOLIO – INCOME OPPORTUNITIES FUND. A SERIES OF RIVERSOURCE VARIABLE SERIES TRUST

By:	/s/ Timothy J. Masek
Name: Timothy J. Masek
Title: Assistant Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

RIVERSOURCE HIGH YIELD BOND FUND, A SERIES OF RIVERSOURCE HIGH YIELD INCOME SERIES, INC.

By:	/s/ Timothy J. Masek
Name: Timothy J. Masek
Title: Assistant Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

AMERICAN EXPRESS COMPANY RETIREMENT FUND BY RIVERSOURCE INVESTMENTS, LLC ITS AGENT

By:	/s/ Timothy J. Masek
Name: Timothy J. Masek
Title: Vice President - Investments

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

AMERIPRISE FINANCIAL RETIREMENT PLAN BY RIVERSOURCE INVESTMENTS, LLC ITS AGENT

By:	/s/ Timothy J. Masek
Name: Timothy J. Masek
Title: Vice President - Investments

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Canpartners Investments IV, LLC

By:	/s/ Mitchell R. Julis
Name: Mitchell R. Julis
Title: Managing Partner

By: Canpartners Investments IV, LLC,
a California Limited Liability Company

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Solar Capital LLC

By:	/s/ Cerrie Henley
Name: Cerrie Henley
Title: Authorized Signatory

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

MCDONNELL LOAN OPPORTUNITY LTD. By: McDonnell Investment Management, LLC, as Investment Manager

By:	/s/ Kathleen A. Zarn
Name: Kathleen A. Zarn
Title: Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Hartford Series Fund, Inc., on behalf of Hartford High Yield HLS Fund
By: Hartford Investment Management
Company its Sub-advisor

By:	/s/ Francesco Ossino
Name: Francesco Ossino
Title: Senior Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

The Hartford Mutual Funds, Inc., on behalf of The Hartford High Yield Fund
By: Hartford Investment Management
Company its Sub-advisor

By:	/s/ Francesco Ossino
Name: Francesco Ossino
Title: Senior Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Hartford Accident and Indemnity Company
By: Hartford Investment Management Company Its Agent and Attorney-in-Fact

By:	/s/ Francesco Ossino
Name: Francesco Ossino
Title: Senior Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

NAME OF LENDER
J. P. Morgan Whitefriars Inc.

By:	/s/ Virginia R. Conway
Name: Virginia R. Conway
Title: Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

NAME OF LENDER
DEUTSCHE BANK AG LONDON BRANCH

By:	/s/ Edward Schaffer
Name: Edward Schaffer
Title: Vice President

By:	/s/ Deirdre D. Cesario
Deirdre D. Cesario
Assistant Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

One East Partners Master, LP

By:	/s/ James Cacioppo
Name: James Cacioppo
Title: Authorized Person

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

OHSF FINANCING, LTD.,		OHSF II FINANCING, LTD.,
as a PIK Loan Lender		as a PIK Loan Lender

By:	/s/ Scott D. Krase	By:	/s/ Scott D. Krase
Name:	Scott D. Krase	Name:	Scott D. Krase
Title:	Authorized Person	Title:	Authorized Person

OAK HILL CREDIT OPPORTUNITIES
FINANCING, LTD.,
as a PIK Loan Lender

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

BLACKROCK KELSO CAPITAL CORPORATION
By: BLACKROCK KELSO CAPITAL ADVISORS, LLC its Investment Manager

By:	/s/ Michael B. Lazar
Name:	Michael B. Lazar
Title:	Chief Operating Officer

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Each of the persons listed on Annex A, severally but not jointly, as a Lender
By: Wellington Management Company, LLP as investment adviser

By:	/s/ Robert J. Toner
Robert J. Toner
Vice President and Counsel

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

ANNEX A

Account Name

Oregon Public Employees Retirement Fund

Goldman Sachs JBWere Global High Yield Pooled Fund

Commonwealth International Fixed Interest Fund 5

The High Yield Plus Fund, Inc.

Michelin North America, Inc. Master Retirement Trust

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

NAME OF LENDER: BALTIC FUNDING LLC

By:	/s/ Tara E. Kenny
Name: Tara E. Kenny
Title: Assistant Vice President

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO FIRST AMENDMENT AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Sankaty Advisors, LLC as Collateral Manager for Prospect Funding I, LLC as Term Lender

By:	/s/ Alan K. Halfenger
	Name:	Alan K. Halfenger
	Title:	Chief Compliance Officer
Assistant Secretary

[FIRST AMENDMENT TO AMC ENTERTAINMENT HOLDINGS, INC. CREDIT AGREEMENT]